Exhibit 10s-2

               SECOND ADMINISTRATIVE AMENDMENT
                             TO
        AMERITECH KEY MANAGEMENT LIFE INSURANCE PLAN

               (Effective as of July 1, 1990)


     Pursuant to authority reserved to Ameritech
Corporation, the Ameritech Key Management Life Insurance
Plan (Effective as of July 1, 1990) (the "Plan") is hereby amended effective as of January 1, 1995 as follows:

1. To delete subsection 2.1 of the Plan in its entirety and to substitute the following therefor:

     "2.1 Participation. The following individuals shall be eligible to become Participants in the Plan:

     (a)  Any member of the Company's Management Committee;
          and

     (b) Any full time management employee on the active roll of the Company or any Subsidiary (i) who has attained any of salary grades CR 1 through 9, or
          (ii) who is an attorney in any of salary grades A through D.

          Each eligible individual described in subparagraph
          (a) or (b) above shall become a Participant in the Plan as of the date on or after the Effective Date on which he purchases a Policy pursuant to the terms of this Plan and executes a related "Split-Dollar Agreement" and "Collateral Assignment Agreement" as set forth in Section 4 hereof. Notwithstanding the foregoing provisions of this subsection 2.1, an individual who would only qualify as a Participant because of a temporary assignment to a position described in subparagraph
          (a) or (b) above shall not be eligible to participate in this Plan, unless the Plan Administrator, in his sole discretion, determines that participation in this Plan should be extended to such individual as part of the benefit package offered to him during his temporary assignment. The term Participant shall also include individuals who would have been described in subparagraph (a) or (b) of this subsection 2.1 had they not retired from the Company between March 1, 1990 and the Effective Date. Any Participant who elects to participate in this Plan by purchasing a Policy shall be deemed by such election to have waived any rights such employee or his beneficiary may have had to benefits under the Ameritech Senior Management Life Insurance Plan and to regular death benefits under the Ameritech Group Life Insurance Plan."

2.   To insert the following after the term "Senior
Management Employee" in the second parenthetical in subparagraph (B) of subsection 4.8(a)(v): ", as defined in the Plan on the Effective Date."



Dated:    April 3, 1995


                                   AMERITECH CORPORATION


                              By:  /s/ Walter M. Oliver
                                   Senior Vice-President -
Concur:                                 Human Resources


/s/ Thomas P. Hester
Executive Vice President and
General Counsel

[PJW0781.DOC]